UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

May 25, 2011

Re: 2011 Annual Proxy Reminder

Dear KBS Real Estate Investment Trust Stockholder:

You recently received the 2010 Annual Report for KBS Real Estate Investment Trust as well as the Proxy Statement and the Proxy Card for the Annual Meeting of Stockholders being held on July 8, 2011.

According to our latest records, we have not received your proxy vote for this meeting. Your vote is important, no matter how many shares you own. The Annual Meeting of Stockholders cannot be held unless stockholders holding a majority of our shares either attend the meeting or vote by proxy. For your convenience we have included another proxy ballot with this letter. You may cast your vote by mail via the enclosed ballot, or via the Internet or telephone using the instructions on the enclosed ballot.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Sincerely,

Charles J. Schreiber Jr.

Chairman

May 25, 2011

Re: 2011 Annual Proxy Reminder

Dear KBS Real Estate Investment Trust Stockholder:

You recently received an important notice regarding the availability of proxy voting materials for our Annual Meeting of Stockholders to be held on July 8, 2011. The notice provides instructions for viewing or requesting the proxy materials and how you can cast your vote.

According to our latest records, we have not received your proxy vote for this meeting. Your vote is important, no matter how many shares you own. The Annual Meeting of Stockholders cannot be held unless stockholders holding a majority of our shares either attend the meeting or vote by proxy. For your convenience we have included a proxy ballot and an additional copy of the Notice of Availability of Proxy Voting Materials with this letter. You may cast your vote by mail via the enclosed ballot, or via the Internet or telephone using the instructions on the enclosed ballot. Before casting your vote, you should review the proxy materials, including the Proxy Statement, which can be requested by phone, mail or email, or can be viewed or downloaded online. Full instructions are included on the enclosed Notice of Availability of Proxy Voting Materials.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Sincerely,

Charles J. Schreiber Jr.

Chairman